Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated April 6, 2004 relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of Cellegy Pharmaceuticals, Inc., which appears in Cellegy Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

San Jose, California

April 6, 2004